As filed with the Securities and Exchange Commission on December 2, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
GUESS?, INC.
(Exact name of registrant as specified in its charter)
___________________

Delaware (State or other jurisdiction of incorporation or organization)	95-3679695 (I.R.S. Employer Identification No.)
Strada Regina 44
Bioggio, Switzerland CH-6934
(Address, including zip code, of principal executive offices)
___________________
Guess?, Inc. 2004 Equity Incentive Plan
(Full title of the plan)
___________________
Jason T. Miller
General Counsel and Secretary
Guess?, Inc.
1444 South Alameda Street
Los Angeles, California 90021
(213) 765-3100
(Name, address and telephone number, including area code, of agent for service)
___________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement is filed by Guess?, Inc., a Delaware corporation (the “Company” or the “Registrant”), to register additional securities issuable pursuant to the Guess?, Inc. 2004 Equity Incentive Plan, as amended and restated (the “Plan”), and consists of only those items required by General Instruction E to Form S-8.
__________________________

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the Securities Act”).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3.    Incorporation of Certain Documents by Reference
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)    The Company’s Annual Report on Form 10-K for its fiscal year ended January 29, 2022, filed with the Commission on March 24, 2022 (Commission File No. 001-11893);
(b)    The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 6, 2022 that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended January 29, 2022 and filed with the Commission on March 24, 2022 (Commission File No. 001-11893);
(c)     The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended April 30, 2022, July 30, 2022 and October 29, 2022, filed with the Commission on June 2, 2022, September 2, 2022 and December 2, 2022, respectively (each, Commission File No. 001-11893);
(d)    The Company’s Current Reports on Form 8-K filed with the Commission on March 4, 2022, March 16, 2022, March 21, 2022, March 28, 2022, April 26, 2022, and May 9, 2022 (each, Commission File No. 001-11893 and in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder);
(e)    The Company’s Registration Statements on Form S-8 filed with the Commission on December 22, 2004, March 25, 2016 and March 29, 2018 (Commission File Nos. 333-121552, 333-210411 and 333-224034, respectively); and
(f)    The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A/A filed with the Commission on July 31, 1996 as updated by Exhibit 4.2 to the Company’s Annual Report on Form 10-K for its fiscal year ended January 29, 2022 and filed with the Commission on March 24, 2022 (each, Commission File No. 001-11893), and any other amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel
Not applicable.
Item 8.     Exhibits
See the attached Exhibit Index at page 5, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.
Guess?, Inc. 2004 Equity Incentive Plan (amended and restated as of March 26, 2022) (filed as Exhibit 10.1 to the Company’s Current Report on Form 10-Q filed with the Commission on September 2, 2022 (Commission File No. 001-11893) and incorporated herein by this reference).

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

107.	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 2nd day of December, 2022.

GUESS?, INC.,
a Delaware corporation

By:	/s/ CARLOS ALBERINI
Carlos Alberini Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Carlos Alberini and Dennis Secor, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS ALBERINI	Chief Executive Officer and	December 2, 2022
Carlos Alberini	Director (Principal Executive Officer)

/s/ DENNIS SECOR	Interim Chief Financial	December 2, 2022
Dennis Secor	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ PAUL MARCIANO	Chief Creative Officer and	December 2, 2022
Paul Marciano	Director

/s/ MAURICE MARCIANO	Director	December 2, 2022
Maurice Marciano

/s/ ANTHONY CHIDONI	Director	December 2, 2022
Anthony Chidoni

/s/ CYNTHIA LIVINGSTON	Director	December 2, 2022
Cynthia Livingston

/s/ DEBORAH WEINSWIG	Director	December 2, 2022
Deborah Weinswig

/s/ ALEX YEMENIDJIAN	Director	December 2, 2022
Alex Yemenidjian